Exhibit 99.1

NEWCASTLE INVESTMENT CORP.

Contact:

Lilly H. Donohue

Director of Investor Relations

212-798-6118

Nadean Finke

Investor Relations

212-479-5295

Newcastle Announces Fourth Quarter and Year End 2008 Results and

the Elimination of Mark-to-Market Provisions on Our Non-Agency Recourse Debt

2008 Financial Results

Fourth Quarter 2008

New York, NY, March 16, 2009 – Newcastle Investment Corp. (NYSE: NCT) reported that for the quarter ended December 31, 2008, GAAP loss was $2.7 billion or $51.48 per diluted share, compared to GAAP loss of $2.01 per diluted share for the quarter ended December 31, 2007.

The GAAP loss of $2.7 billion consists of Operating Income (before impairments and net of preferred dividends) of $23.7 million less impairments of $2.6 billion and other losses of $102.9 million.

Full Year 2008

GAAP loss was $3.0 billion or $56.81 per diluted share, compared to GAAP loss of $1.52 per diluted share for 2007.

The GAAP loss of $3.0 billion consists of Operating Income (before impairments and net of preferred dividends) of $107.0 million less impairments of $3.0 billion and other losses of $112.4 million.

Financing and Liquidity

As of the date of this press release, Newcastle has eliminated its exposure to “mark-to-market” recourse debt subject to margin calls on its non-FNMA/FHLMC (non-agency) investments. This was achieved through a combination of debt repayments and refinancing. Our current remaining debt consists of non-recourse financings, recourse financings with fixed term payments, and the repurchase agreements on two FHLMC securities. Furthermore, we have eliminated our exposure to equity-related debt covenants with respect to our recourse financings.

As of March 13, 2009, our unrestricted cash was $40 million. We are currently the borrower under non-agency financing agreements that require us to make future principal payments at periodic intervals that amount to approximately $56 million in the aggregate in 2009. We also act as a lender on a construction loan under which we expect to fund approximately $21 million in the aggregate in 2009 outside of our CBOs.

In the fourth quarter, the Company decreased its non-agency recourse debt by $206 million and decreased its FNMA/FHLMC recourse debt by $278 million. As of March 13, 2009, our non-agency recourse debt was reduced to $111 million, all of which has fixed term payments and is not subject to margin calls or equity related debt covenants. As of March 13, 2009, our FNMA/FHLMC investments’ recourse debt was reduced to $49 million.

The following table compares the face amount of our financings as of March 13, 2009, December 31, 2008 and September 30, 2008 ($ in millions):

	March 13, 2009	December 31, 2008	September 30, 2008
Recourse Financings
Non-FNMA/FHLMC (non-agency)
Real Estate Securities and Loans (1)	$91	$103	$307
Manufacturing Housing Loans	20	51	53
FNMA/FHLMC Investments	49	173	451

Total Recourse Financings	$160	$327	$811

(1)	Recourse financings on our real estate securities and loans include off-balance sheet debt (in the form of total rate of return swaps) of $59 million as of September 30, 2008. We no longer held any total rate of return swaps as of December 31, 2008 and March 13, 2009.

The following table summarizes our cash receipts from our CBO financings and the related coverage tests (1) ($ in thousands):

	Primary Collateral	Cash Receipts Quarter Ended	Interest Coverage % Excess	Over Collateralization % Excess
	Type	Dec 31, 2008 (2)	Dec 31, 2008 (3)	Dec 31, 2008 (3)	Original
Portfolio V	Securities	$1,705	34.6%	3.1%	3.5%
Portfolio VI	Securities	1,927	36.9%	4.2%	2.5%
Portfolio VII	Securities	393	126.5%	-0.4%	2.6%
Portfolio VIII	Securities	380	107.7%	-5.5%	2.5%
Portfolio IX	Loans	6,006	141.6%	0.2%	4.5%
Portfolio X	Loans	4,227	170.0%	4.0%	8.1%
Portfolio XI	Securities	5,076	77.7%	4.4%	8.3%

Total		$19,714

(1)	The information regarding coverage tests is based on data from the most recent remittance date on or before December 31, 2008.
(2)	Represents net cash received from each CBO based on all of our interests in such CBO.
(3)	Represents excess or deficiency under the applicable interest coverage or over collateralization tests. We generally do not receive cash flow from the CBO until the deficiency is corrected.

Discussion of Impairments

In the fourth quarter of 2008, in accordance with current accounting rules, we recorded an impairment charge of $2.6 billion through our statement of operations on our securities and loans. In accordance with the applicable accounting rules, Newcastle is required to evaluate its intent and ability to hold its assets as of the end of each fiscal quarter. If we cannot express the intent and ability to hold our assets to recovery, we are required, under the applicable accounting rules, to record impairment with respect to all of our assets that were in an unrealized loss position as of quarter end. We note the following with respect to this charge:

•

Of the $2.6 billion impairment charge, we could only economically lose $262 million. Most of our assets are financed with non-recourse debt and our exposure to loss is limited to the aggregate amount of our investment in those assets, less any related non-recourse debt issued to third parties. In other words, the maximum amount we could economically lose in each of our non-recourse financing structures is the net amount we invested in them. However, current accounting rules require us to consolidate these structures and record impairment on the gross amount of assets within these structures regardless of whether we are economically exposed to such impairment. As a result, while we recorded an impairment charge of $2.6 billion, we could not economically lose more than $262 million of this amount, which represents the aggregate amount of our net investments prior to the charge. The $2.3 billion of impairment charges recorded in excess of this maximum possible economic loss will ultimately be reversed over time, either through amortization, sales at gains, or as gains at the deconsolidation or termination of the non-recourse financing structures.

•

This $2.6 billion impairment charge was mainly the result of our inability to express an intent and ability to hold our assets until a recovery in value. This means that since liquidity requirements or other factors could necessitate the sale of any number of our assets at a future date, and any such sales could result in realized accounting losses, we must record the aggregate potential accounting loss on all of our assets immediately even if we never expect to realize the majority of those losses.

•

This $2.6 billion impairment charge was comprised of $0.5 billion recorded with respect to securities and loans upon which we expect actual credit losses, and $2.1 billion recorded with respect to securities and loans upon which we do not expect actual credit losses. An expected credit loss refers to the expectation that a borrower under one of our securities or loans will not make its required interest and principal payments on their scheduled due dates, generally resulting in us not ultimately receiving all of the amounts due to us under such security or loan.

•

Impairment charges are not necessarily indicative of current or future reductions in cash flow, which are based on actual delinquencies and defaults or sales of assets at losses. Even with respect to the charges on investments where we do expect actual credit losses, cash flows received over the life of these investments, if we hold them to maturity, may exceed their current fair value.

•

If our assets continue to decline in value, we would likely be required to record additional impairment through our statement of operations in the future, which would adversely affect our results of operations. Furthermore, we could incur significant additional economic losses on assets outside of our non-recourse financing structures.

Book Value

Our GAAP book value decreased to $(48.23) per share, or $(2.5) billion at December 31, 2008, down from $(9.33) per share, or $(492.6) million at September 30, 2008. The decrease in book value was primarily attributable to a market value decline in our portfolio.

The following table compares Newcastle’s book value per share as of December 31, 2008 and September 30, 2008:

	December 31, 2008	September 30, 2008
Adjusted book value (1)	$17.58	$21.91
GAAP book value	$(48.23)	$(9.33)

(1)	Represents GAAP book value as if Newcastle had elected to measure all of its financial assets and liabilities at fair value under SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” Adjusted book value could only be realized if Newcastle were able to repurchase all of its outstanding debt at its estimated fair value, which would require significantly more liquidity than we currently possess.

For a reconciliation of GAAP net income (loss) attributable to common stockholders to Operating Income (before impairments and net of preferred dividends) and of GAAP book value to adjusted book value, please refer to the tables following the presentation of GAAP results.

Dividends

For the quarter ended December 31, 2008, Newcastle’s Board of Directors elected not to pay a common stock or preferred stock dividend. The Company decided to retain capital to further reduce recourse debt and for working capital purposes.

Investment Portfolio

Newcastle’s $6.1 billion investment portfolio (with a basis of $2.9 billion) consists of commercial, residential and corporate debt. During the quarter, the portfolio decreased by $416.3 million primarily as a result of paydowns of $67.7 million, sales of $455.4 million and realized writedowns of $47.2 million, offset by purchases of $151.8 million.

The following table describes our investment portfolio as of December 31, 2008 ($ in millions):

	Face Amount $	Basis Amount $ (1)	% of Basis	Number of Investments	Credit (2)	Average Life (years) (3)
Commercial Assets
CMBS	$2,282	$822	28.3%	262	BBB-	5.2
Mezzanine Loans	761	395	13.6%	23	66%	3.1
B-Notes	345	154	5.3%	12	61%	2.3
Whole Loans	98	75	2.6%	3	60%	2.2
ICH Loans	3	3	0.1%	2	—	6.1

Total Commercial Assets	3,489	1,449	49.9%			4.4

Residential Assets
MH and Residential Loans	549	399	13.7%	14,081	695	6.3
Subprime Securities	578	187	6.4%	123	BB	5.2
Subprime Retained Securities & Residuals	81	7	0.3%	8	CCC-/650	2.6
Real Estate ABS	100	52	1.8%	26	BBB	5.3

	1,308	645	22.2%			5.5

FNMA/FHLMC Securities	180	180	6.2%	6	AAA	2.8

Total Residential Assets	1,488	825	28.4%			5.1

Corporate Assets
REIT Debt	650	413	14.2%	65	BB+	4.7
Corporate Bank Loans	509	216	7.5%	15	CCC+	3.1

Total Corporate Assets	1,159	629	21.7%			4.0

Total/Weighted Average (4)	$6,136	$2,903	100.0%			4.5

(1)	Net of impairments.
(2)	Credit represents weighted average of minimum rating for rated assets, LTV (based on the appraised value at the time of purchase) for non-rated commercial assets, FICO score for non-rated residential assets and an implied AAA rating for FNMA/FHLMC securities. Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.
(3)	The weighted average lives of our Mezzanine Loans, B-Notes and Whole Loans are based on the fully extended maturity dates.
(4)	Excludes real estate held for sale and loans subject to call option with a face amount of $13 million and $406 million, respectively.

Commercial Assets

We own $3.5 billion of commercial assets (with a basis of $1.4 billion), which includes CMBS, mezzanine loans, B-Notes and whole loans.

•

During the quarter, we primarily purchased $40.7 million, sold $55.3 million, had paydowns of $6.6 million and no realized writedowns for a net decrease of $18.9 million. Our purchases primarily consisted of 5 CMBS assets with a weighted average rating of “AAA.”

•	We had three securities or $22.2 million upgraded (from an average rating of BBB+ to A-) and nine securities or $119.3 million downgraded (from an average rating of BBB- to BB).

CMBS portfolio ($ in thousands):

Vintage (1)	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Basis	Delinquency 60+/FC/REO (3)	Principal Subordination (4)	Average Life (yr)
Pre 2004	BBB+	77	401,057	179,662	21.9%	1.5%	11.0%	4.0
2004	BB+	59	435,274	176,648	21.5%	0.5%	5.2%	5.1
2005	BB+	50	583,088	149,045	18.1%	0.4%	4.8%	6.0
2006	BBB-	39	453,560	217,416	26.5%	0.4%	5.5%	4.2
2007	BBB	37	409,054	98,789	12.0%	1.0%	9.4%	6.4

TOTAL/WA	BBB-	262	2,282,033	821,560	100.0%	0.7%	6.9%	5.2

(1)	The year in which the securities were issued.
(2)	Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.
(3)	The percentage of underlying loans that are 60+ days delinquent, or in foreclosure or considered real estate owned (REO).
(4)	The percentage of the outstanding face amount of securities that is subordinate to our investments.

Mezzanine loans, B-Notes and whole loan portfolio ($ in thousands):

	Mezzanine	B-Note	Loan	Total
Face Amount ($)	760,510	344,799	98,398	1,203,707
Basis Amount ($)	395,443	154,159	74,663	624,265

WA First $ Loan To Value (1)	55.6%	48.7%	0.0%	49.1%
WA Last $ Loan To Value (1)	66.4%	61.5%	59.5%	64.4%

Delinquency (%) (2)	5.3%	14.5%	0.0%	7.5%

(1)	Loan To Value is based on the appraised value at the time of purchase.
(2)	The percentage of underlying loans that are non-performing, in foreclosure, under bankruptcy filing or considered real estate owned.

Residential Assets

We own $1.5 billion of residential assets (with a basis of $0.8 billion), which includes manufactured housing loans (“MH”), residential loans, subprime securities and FNMA/FHLMC securities.

•

During the quarter, we purchased $95.1 million, sold $288.3 million, had paydowns of $57.7 million and realized writedowns of $47.2 million for a net decrease of $298.1 million. Our purchases primarily consisted of 11 subprime ABS assets with a weighted average rating of “AA.”

•	We had no ABS securities upgraded and 50 securities or $284.1 million downgraded (from an average rating of BB- to CCC+).

Manufactured housing loan portfolios ($ in thousands):

Deal	Face Amount $	Basis Amount $	% of Total	Weighted Average Loan Age (months)	Original Balance $	Delinquency 90+/FC/REO (1)	Actual Cumulative Loss to Date
Portfolio 1	190,448	129,086	37.6%	88	327,855	1.2%	4.1%
Portfolio 2	280,395	214,334	62.4%	118	434,743	0.8%	2.3%

TOTAL/WA	470,843	343,420	100.0%	106	762,598	1.0%	3.0%

(1)	The percentage of loans that are 90+ days delinquent, or in foreclosure or considered real estate owned (REO).

Subprime securities portfolio excluding our residuals and retained interests in our own securitizations (1) ($ in thousands):

Security Characteristics:

Vintage (2)	Average Minimum Rating (3)	Number	Face Amount $	Basis Amount $	% of Total	Principal Subordination (4)	Excess Spread (5)
2003	A-	15	28,261	15,732	8.4%	19.8%	4.4%
2004	BBB	30	118,292	53,766	28.8%	12.7%	4.8%
2005	B	47	215,803	55,260	29.6%	17.1%	5.7%
2006	BB-	21	156,163	34,725	18.6%	15.2%	4.5%
2007	A	10	59,507	27,260	14.6%	26.0%	4.5%

TOTAL/WA	BB	123	578,026	186,743	100.0%	16.7%	5.0%

Collateral Characteristics:

Vintage (2)	Average Loan Age (months)	Collateral Factor (6)	3 Month CPR (7)	Delinquency 90+/FC/REO (8)	Cumulative Loss to Date
2003	69	0.12	10.0%	12.6%	2.2%
2004	56	0.16	12.5%	15.2%	2.2%
2005	43	0.32	22.9%	28.1%	5.0%
2006	30	0.63	19.2%	27.2%	4.4%
2007	25	0.79	14.4%	28.1%	2.5%

TOTAL/WA	41	0.41	18.3%	24.5%	3.9%

(1)	Excludes subprime retained securities and residual interests.
(2)	The year in which the securities were issued.
(3)	Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.
(4)	The percentage of the outstanding face amount of securities and residual interests that is subordinate to our investments.
(5)	The annualized amount of interest received on the underlying loans in excess of the interest paid on the securities, as a percentage of the outstanding collateral balance.
(6)	The ratio of original unpaid principal balance of loans still outstanding.
(7)	Three month average constant prepayment rate.
(8)	The percentage of underlying loans that are 90+ days delinquent, or in foreclosure or considered real estate owned (REO).

Residuals and retained securities

We own $80.4 million of retained securities with a basis of $6.6 million and $1.2 million of residual interests in two subprime portfolio securitizations from 2006 and 2007.

Corporate Assets

We own $1.2 billion of corporate assets (with a basis of $0.6 billion), including REIT debt and corporate bank loans.

•

During the quarter, we purchased $16.0 million, sold $111.7 million and had paydowns of $3.4 million for a net decrease of $99.1 million. Our purchases primarily consisted of two REIT assets with a weighted average rating of “A-.”

•

We had two bank loans or $26.5 million downgraded (from an average rating of CCC- to D). We also had two REIT securities or $24.0 million upgraded (from an average rating of BBB- to BBB) and fifteen securities or $193.8 million downgraded (from an average rating of BB to CCC+).

REIT debt portfolio ($ in thousands):

Industry	Average Minimum Rating (1)	Number	Face Amount $	Basis Amount $	% of Basis
Retail	B+	17	210,035	118,284	28.7%
Diversified	BB+	14	151,463	80,013	19.4%
Office	BBB	13	130,569	96,313	23.3%
Multifamily	BBB+	8	40,508	32,098	7.8%
Hotel	BBB	4	37,220	23,206	5.6%
Healthcare	BBB-	4	36,600	25,230	6.1%
Storage	A-	2	23,406	20,282	4.9%
Industrial	BBB-	3	20,865	17,158	4.2%

TOTAL/WA	BB+	65	650,666	412,584	100.0%

Corporate bank loan portfolio ($ in thousands):

Industry	Average Minimum Rating (1)	Number	Face Amount $	Basis Amount $	% of Basis
Real Estate	CCC+	4	124,097	60,214	27.8%
Media	CCC+	2	112,000	17,920	8.3%
Retail	B-	1	100,000	48,500	22.4%
Resorts	BB-	1	76,505	45,903	21.2%
Restaurant	CCC	2	38,176	13,598	6.3%
Gaming	CC	3	29,557	7,130	3.3%
Transportation	NR	1	27,000	22,005	10.2%
Theatres	B	1	1,472	1,086	0.5%

TOTAL/WA	CCC+	15	508,807	216,356	100.0%

(1)	Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.

Conference Call

Newcastle’s management will conduct a live conference call today, March 16, 2009, at 1:00 P.M. Eastern Time to review the financial results for the quarter and full year ended December 31, 2008. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (888) 243-2046 (from within the U.S.) or (706) 679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Fourth Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Monday, March 23, 2009 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference access code “86149431.”

About Newcastle

Newcastle Investment Corp. owns and manages a $6.1 billion portfolio of diversified, credit sensitive real estate debt that is primarily financed with match funded debt. Our business strategy is to “lock in” and optimize the difference between the yield on our assets and the cost of our liabilities. Newcastle is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global alternative asset manager. For more information regarding Newcastle Investment Corp. or to be added to our e-mail distribution list, please visit www.newcastleinv.com.

Safe Harbor

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to our liquidity, future losses and impairment charges, our ability to acquire assets with attractive returns and the delinquent and loss rates on our subprime portfolios. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle’s expectations include, but are not limited to, the risk that the ongoing credit and liquidity crisis continues to cause downgrades of a significant number of our securities and recording of additional impairment charges or reductions in shareholders’ equity; the risk that we can find additional suitably priced investments; the risk that investments made or committed to be made cannot be financed on the basis and for the term at which we expect; the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested; and the relative spreads between the yield on the assets we invest in and the cost and availability of debt and equity financing. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which available on the Company’s website (www.newcastleinv.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Newcastle Investment Corp.

Consolidated Statements of Operations

(dollars in thousands, except share data)

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2008	2007	2008	2007
			(Unaudited)
Revenues
Interest income	$468,867	$680,535	$107,406	$156,689

	468,867	680,535	107,406	156,689

Expenses
Interest expense	307,303	476,932	70,564	108,868
Loan and security servicing expense	6,649	9,719	1,413	1,947
Provision for credit losses	8,457	10,394	2,007	2,449
General and administrative expense	7,297	5,860	1,678	1,835
Management fee to affiliate	18,388	17,645	4,597	4,597
Incentive compensation to affiliate	—	6,209	—	—
Depreciation and amortization	289	291	71	73

	348,383	527,050	80,330	119,769

	120,484	153,485	27,076	36,920

Impairment
Other-than-temporary impairment	1,997,696	202,602	1,728,480	128,789
Loan impairment	353,124	—	276,208	—
Provision for losses, loans held for sale	632,553	7,325	632,553	1,571

	2,983,373	209,927	2,637,241	130,360

Operating Income (Loss)	(2,862,889)	(56,442)	(2,610,165)	(93,440)

Other Income (Loss)
Gain (Loss) on sale of investments, net	(58,668)	13,994	(62,588)	(20)
Gain (Loss) on extinguishment of debt	13,824	(15,032)	(24)	—
Other income (loss)	(76,122)	(13,237)	(40,329)	(12,668)
Equity in earnings of unconsolidated subsidiaries	8,157	5,390	(32)	3,236

	(112,809)	(8,885)	(102,973)	(9,452)

Income (loss) from continuing operations	(2,975,698)	(65,327)	(2,713,138)	(102,892)
Income (loss) from discontinued operations	(9,654)	(130)	(930)	28

Net Income (Loss)	(2,985,352)	(65,457)	(2,714,068)	(102,864)
Preferred dividends	(13,501)	(12,640)	(3,375)	(3,375)

Income (loss) applicable to common stockholders	$(2,998,853)	$(78,097)	$(2,717,443)	$(106,239)

Net income (loss) per share of common stock
Basic	$(56.81)	$(1.52)	$(51.48)	$(2.01)

Diluted	$(56.81)	$(1.52)	$(51.48)	$(2.01)

Income (loss) from continuing operations per share of common stock, after preferred dividends
Basic	$(56.63)	$(1.52)	$(51.46)	$(2.01)

Diluted	$(56.63)	$(1.52)	$(51.46)	$(2.01)

Income from discontinued operations per share of common stock
Basic	$(0.18)	$—	$(0.02)	$—

Diluted	$(0.18)	$—	$(0.02)	$—

Weighted Average Number of Shares of Common Stock Outstanding
Basic	52,785,305	51,369,486	52,789,050	52,779,179

Diluted	52,785,305	51,369,486	52,789,050	52,779,179

Dividends Declared per Share of Common Stock	$0.750	$2.850	$—	$0.720

Newcastle Investment Corp.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31, 2008	December 31, 2007
Assets
Real estate securities, available for sale	$1,668,748	$4,835,884
Real estate related loans, net	843,212	1,856,978
Residential mortgage loans, net	409,632	634,605
Subprime mortgage loans subject to call option	398,026	393,899
Investments in unconsolidated subsidiaries	384	24,477
Operating real estate, held for sale	11,866	34,399
Cash and cash equivalents	49,746	55,916
Restricted cash	44,282	133,126
Derivative assets	—	4,114
Receivables and other assets	47,727	64,372

	$3,473,623	$8,037,770

Liabilities and Stockholders’ Equity

Liabilities
CBO bonds payable	4,359,981	4,716,535
Other bonds payable	380,620	546,798
Repurchase agreements	276,472	1,634,362
Financing of subprime mortgage loans subject to call option	398,026	393,899
Junior subordinated notes payable (security for trust preferred)	100,100	100,100
Derivative liabilities	333,977	133,510
Dividends payable	—	40,251
Due to affiliates	1,532	7,741
Accrued expenses and other liabilities	16,447	16,949

	5,867,155	7,590,145

Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 2,500,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock 1,600,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 2,000,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock liquidation preference $25.00 per share, issued and outstanding	152,500	152,500
Common stock, $0.01 par value, 500,000,000 shares authorized, 52,789,050 and 52,779,179 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	528	528
Additional paid-in capital	1,033,416	1,033,326
Dividends in excess of earnings	(3,272,403)	(236,213)
Accumulated other comprehensive income	(307,573)	(502,516)

	(2,393,532)	447,625

	$3,473,623	$8,037,770

Newcastle Investment Corp.

Reconciliation of Operating Income (Before Impairments and Net of Preferred Dividends)

(dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31, 2008	December 31, 2007
Operating Income (Loss)	$(2,610,165)	$(93,440)
Plus: Impairments	2,637,241	130,360
Less: Preferred dividends	(3,375)	(3,375)

Operating Income (Before Impairments and Net of Preferred Dividends)	$23,701	$33,545

Newcastle Investment Corp.

Reconciliation of GAAP Book Value to Adjusted Book Value

(dollars in thousands, except per share)

(Unaudited)

	Amount	Per Share
GAAP Book Value	$(2,546,032)	$(48.23)
Adjustments to Fair Value:
Commercial Real Estate Loans	150	0.00
CBO Liabilities	3,351,622	63.49
Other Debt Obligations	122,266	2.32

Total Adjustments	3,474,038	65.81

Adjusted Book Value	$928,006	$17.58